UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020 (December 22, 2020)

KUBIENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37875	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Park Avenue South Suite 72602 New York, New York	10003-1502
(Address of principal executive offices)	(Zip Code)

(800) 409-9456

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	Nasdaq
Common Stock Purchase Warrants	KBNTW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2020, Kubient, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group, LLC and Joseph Gunnar & Co. LLC as representatives of the underwriters, pursuant to which the Company sold to the underwriters in a public offering (the “Offering”) 3,529,411 of common stock, par value $0.00001 per share (the “Common Stock”) for aggregate gross proceeds of approximately $18,000,000, based on a public offering price of $5.10 per share of Common Stock.

Pursuant to the Underwriting Agreement, the Company granted the underwriters a 45-day option to purchase up to an additional 529,411 shares of Common Stock (the “Over-Allotment Shares”) to cover over-allotments, if any. On December 23, 2020, the underwriters exercised in full their option to purchase the Over-Allotment Shares for gross proceeds from the Over-Allotment Shares of approximately $2,700,000 also based on a price of $5.10 per share of Common Stock, less applicable discounts and commissions, with the date for delivery and payment for such shares being set for December 28, 2020.

On December 28, 2020, the Company consummated the Offering.  Also, on December 28, 2020, the Company consummated the closing of the full exercise by the underwriters of the over-allotment option to purchase the Over-Allotment Shares.  As such, the Company received total gross proceeds of approximately $20,700,000, prior to deducting underwriting discounts, commissions and offering expenses payable by the Company.

In addition, the Company agreed to issue to the Representative warrants to purchase up to a total of 176,470 shares of Common Stock (5% of the shares of common stock sold in the Offering, excluding the Over-Allotment Shares) at an exercise price of $6.38 per share, or 125% of the public offering price per share.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333-251531), which the Securities and Exchange Commission (the “SEC”) declared effective on December 22, 2020, and a Registration Statement on Form S-1MEF (File No. 333-251619, which became effective upon filing on December 22, 2020.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 22, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

On December 28, 2020, the Company issued a press release announcing the closing of the Offering and the underwriters’ exercise in full of their over-allotment option. A copy of the press release is attached as Exhibit 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, by and among Kubient, Inc., Maxim Group LLC, and Joseph Gunnar & Co., LLC
99.1	Press Release dated December 22, 2020
99.2	Press Release dated December 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: December 28, 2020	By:	/s/ Paul Roberts
Paul Roberts Interim Chief Executive Officer